UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

Restructuring Plan Associated With Integration of Diversey Operations.

On December 14, 2011, Sealed Air Corporation’s (the “Company,” “we,” “our,” or “us”) announced to its senior management the commencement of a restructuring plan associated with the integration of Diversey Holdings, Inc.’s (“Diversey”) business following its acquisition on October 3, 2011, which was previously discussed in our third quarter earnings release. The plan primarily consists of (i) a reduction in headcount, (ii) the consolidation of facilities, and (iii) the consolidation and streamlining of certain customer and vendor contracts and relationships and is expected to be completed by the end of 2013.

Item 7.01	Regulation FD Disclosure.

(a)	Press Release

On December 19, 2011, we issued a press release presenting supplemental information in connection with this Form 8-K/A. We have attached the press release as Exhibit 99.3 of this Form 8-K/A, which is incorporated herein by reference.

(b)	Diversey Information

We are furnishing information under this Item 7.01(b), including Exhibits 99.4, 99.5 and 99.6, which are incorporated herein by reference, to provide business and financial information with respect to Diversey. Specifically, this Item 7.01(b) provides: (i) a description of the business of Diversey in Exhibit 99.4, “Diversey Business,” (ii) a discussion and analysis of Diversey’s financial condition and results of operations in Exhibit 99.5, “Diversey Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (iii) the unaudited historical condensed consolidated financial statements of Diversey as of and for the six months ended July 1, 2011 and 2010 and the related notes in Exhibit 99.6. This information is excerpted, without revisions, from an offering memorandum that has been disseminated in connection with an offering of senior notes by the Company in September 2011. As a result, the discussion and analysis of historical periods and the forward-looking statements included in Exhibits 99.4, 99.5 and 99.6 do not reflect the significant impact of the acquisition and the other transactions consummated in connection with the acquisition.

The information in this Item 7.01 of this Form 8-K/A and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

This Current Report on Form 8-K/A filed with the Securities and Exchange Commission, (“SEC”) on December 19, 2011 (“Form 8-K/A”) amends the Current Report on Form 8-K filed by us on October 4, 2011 (“Original Form 8-K”), which disclosed information about the October 3, 2011 closing of our acquisition of Diversey. We are providing this Form 8-K/A to include the financial statements and exhibits required by Item 9.01(a) Financial Statements of Business Acquired and Item 9.01(b) Pro Forma Financial Information.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Diversey

Attached as Exhibit 99.1 hereto are the audited historical consolidated financial statements of Diversey as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and the related notes.

Attached as Exhibit 99.2 hereto are the unaudited historical condensed consolidated financial statements of Diversey as of and for the nine months ended September 30, 2011 and 2010 and the related notes, which are incorporated herein by reference.

(b)	Pro forma financial information.

Attached hereto are our:

•	Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2011;

•	Unaudited pro forma condensed combined balance sheet as of September 30, 2011;

•	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010; and

•	Notes to unaudited pro forma condensed combined financial statements.

Cautionary Notice Regarding Forward-Looking Statements

This Form 8-K/A may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. All statements other than statements of historical facts included in this report regarding our strategies, prospects, financial condition, costs, plans and objectives are forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar expressions. These forward-looking statements are based upon our current expectations concerning future events and discuss, among other things, anticipated future financial performance and future business plans. Forward-looking statements are necessarily subject to risks and uncertainties, many of which are outside our control, that could cause actual results to differ materially from these statements.

The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the implementation of our Settlement agreement regarding the various asbestos-related, fraudulent transfer, successor liability, and indemnification claims made against the Company arising from a 1998 transaction with W. R. Grace & Co.; general global economic and political conditions, particularly as they affect the use of our products and services; credit ratings; changes in raw material pricing and availability; changes in energy costs; competitive conditions and contract terms; currency translation and devaluation effects, including in Venezuela; the success of our financial growth, profitability and manufacturing strategies and our cost reduction and productivity efforts; the effects of animal and food-related health issues; pandemics; environmental matters; regulatory actions and legal matters; successful integration of Diversey following the acquisition and the other information referenced under Item 1A, “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011. Except as required by the federal securities laws, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Throughout this report, when we refer to the “Transactions,” or the “acquisition and related transactions” we are referring to the acquisition and related transactions as described in Note 1, “The Acquisition and Related Transactions.”

We present the unaudited pro forma condensed combined financial information below for informational and illustrative purposes in accordance with Article 11 of SEC Regulation S-X. Such information is preliminary and based on currently available information and assumptions that we believe are reasonable but may be subject to change.

We have prepared the following unaudited pro forma condensed combined financial statements:

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2011;

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2010; and

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2011.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with;

•

separate audited historical consolidated financial statements of Sealed Air as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and the related notes;

•	separate unaudited historical condensed consolidated financial statements of Sealed Air as of and for the nine month periods ended September 30, 2011 and 2010 and the related notes;

•

separate audited historical consolidated financial statements of Diversey as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and the related notes; and

•	separate unaudited historical condensed consolidated financial statements of Diversey as of and for the nine months ended September 30, 2011 and 2010 and the related notes.

Sealed Air Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2011

(In millions, except per share data)

	As Reported		Pro Forma		Pro Forma
	Sealed Air	Diversey	Adjustment	Notes	Combined
Total net sales	$3,588.2	$2,464.5	$—		$6,052.7
Cost of sales	2,619.2	1,451.7	(103.9)	A	3,967.0

Gross profit	969.0	1,012.8	103.9		2,085.7
As a % of total net sales	27.0%	41.1%			34.5%
Marketing, administrative and development expenses	556.5	817.9	188.4	B	1,562.8
As a % of total net sales	15.5%	33.1%			25.8%
Costs related to the acquisition of Diversey	30.7	5.5	(36.2)	C	—
Restructuring and other (credits) charges	(0.2)	(1.4)	—		(1.6)

Operating profit	382.0	190.8	(48.3)		524.5
As a % of total net sales	10.6%	7.7%			8.7%
Interest expense	(110.5)	(96.9)	(88.2)	D	(295.6)
Foreign currency exchange (losses) gains related to Venezuelan subsidiaries	(0.2)	0.1	—		(0.1)
Other income, net	0.9	2.8	(6.3)	E	(2.6)

Earnings from continuing operations before income tax provision	272.2	96.8	(142.8)		226.2
Income tax provision	73.8	56.5	(30.2)	F	100.1

Effective income tax rate	27.1%	58.4%			44.3%
Net earnings from continuing operations available to common stockholders	$198.4	$40.3	$(112.6)		$126.1

Net earnings from continuing operations available per common share:
Basic	$1.24				$0.66

Diluted	$1.11				$0.60

Weighted average number of common shares outstanding:
Basic	159.1		31.7	G	190.8

Diluted	177.5		31.7	G	209.2

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Sealed Air Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2010

(In millions, except per share data)

	As Reported		Pro Forma		Pro Forma
	Sealed Air	Diversey	Adjustment	Notes	Combined
Total net sales	$4,490.1	$3,127.7	$—		$7,617.8
Cost of sales	3,237.3	1,800.4	(120.1)	A	4,917.6

Gross profit	1,252.8	1,327.3	120.1		2,700.2
As a % of total net sales	27.9%	42.4%			35.4%
Marketing, administrative and development expenses	710.2	1,071.7	234.8	B	2,016.7
As a % of total net sales	15.8%	34.3%			26.5%
Restructuring and other charges (credits)	7.6	(2.3)	—		5.3

Operating profit	535.0	257.9	(114.7)		678.2
As a % of total net sales	11.9%	8.2%			8.9%
Interest expense	(161.6)	(148.6)	(99.5)	D	(409.7)
Gain on sale of available-for-sale securities, net of impairment	5.9	—	—		5.9
Foreign currency exchange gains related to Venezuelan subsidiaries	5.5	(3.9)	—		1.6
Loss on debt redemption	(38.5)	—	—		(38.5)
Other expense, net	(2.9)	3.6	—		0.7

Earnings from continuing operations before income tax provision	343.4	109.0	(214.2)		238.2
Income tax provision	87.5	65.9	(38.4)	F	115.0

Effective income tax rate	25.5%	60.5%			48.3%
Net earnings from continuing operations available to common stockholders	$255.9	$43.1	$(175.8)		$123.2

Net earnings from continuing operations available per common share:
Basic	$1.61				$0.65

Diluted	$1.44				$0.59

Weighted average number of common shares outstanding:
Basic	158.3		31.7	G	190.0

Diluted	176.7		31.7	G	208.4

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Sealed Air Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2011

(In millions)

	As Reported		Pro Forma		Pro Forma
	Sealed Air	Diversey	Adjustment	Notes	Combined
Assets
Current assets:
Cash and cash equivalents	$800.3	$109.3	$(181.4)	H	$728.8
Restricted cash	—	6.3	—		6.3
Receivables, net	717.1	583.8	—		1,300.9
Receivables — related parties	—	8.8	—		8.8
Inventories	575.9	291.0	17.1	I	884.0
Deferred taxes	161.1	31.6	71.2	J	263.9
Other current assets	36.2	175.6	(10.4)	K	201.4

Total current assets	2,290.6	1,206.4	(103.5)		3,393.5
Property and equipment, net	915.2	406.5	16.8	L	1,338.5
Goodwill	1,947.6	1,263.0	1,363.1	M	4,573.7
Intangibles, net	77.6	242.1	1,327.8	N	1,647.5
Non-current deferred taxes	167.0	10.2	68.4	J	245.6
Other assets	220.3	160.6	30.9	O	411.8

Total assets	$5,618.3	$3,288.8	$2,703.5		$11,610.6

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$22.3	$54.6	$(36.4)	P	$40.5
Current portion of long-term debt	1.8	9.5	(9.5)	Q	1.8
Accounts payable	279.2	310.0	—		589.2
Accounts payable — related parties	—	27.8	—		27.8
Settlement agreement and related accrued interest	820.3	—	—		820.3
Other current liabilities	412.2	419.6	14.2	R	846.0

Total current liabilities	1,535.8	821.5	(31.7)		2,325.6
Long-term debt, less current portion	1,403.6	1,443.6	2,217.3	S	5,064.5
Deferred taxes	9.5	139.0	491.8	J	640.3
Other liabilities	136.3	341.4	84.5	T	562.1

Total liabilities	3,085.2	2,745.4	2,761.9		8,592.5
Diversey contingently redeemable shares and equity awards	—	37.6	(37.6)		—
Total parent company stockholders’ equity	2,538.2	505.8	(20.8)		3,023.2
Noncontrolling interests	(5.1)	—	—		(5.1)

Total stockholders’ equity and Diversey contingently redeemable shares and equity awards	2,533.1	543.4	(58.4)	U	3,018.1

Total liabilities and stockholders’ equity	$5,618.3	$3,288.8	$2,703.5		$11,610.6

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(amounts are approximate and in millions, except per share data and unless indicated otherwise)

1. The Acquisition and Related Transactions

On October 3, 2011, we completed the acquisition of Diversey, a leading solutions provider to the global cleaning and sanitation market. Under the terms of the acquisition agreement, we paid in aggregate $2.1 billion in cash consideration and an aggregate of 31.7 million shares of Sealed Air common stock to the shareholders of Diversey. We financed the payment of the cash consideration and related fees and expenses through (a) borrowings under our new Credit Facility, (b) proceeds from our issuance of the Notes and (c) cash on hand. In connection with the acquisition, we also used our new borrowings and cash on hand to retire $1.6 billion of existing indebtedness of Diversey.

In connection with the funding of the cash consideration for the acquisition, the retirement of existing indebtedness of Diversey and to provide for ongoing liquidity requirements, on October 3, 2011, we entered into a senior secured credit facility (the “Credit Facility”). The Credit Facility consists of: (a) a $1.1 billion multicurrency term loan A facility denominated in U.S. dollars, Canadian dollars, euros and Japanese yen, (“Term Loan A Facility”), (b) a $1.2 billion multicurrency term loan B facility denominated in U.S. dollars and euros (“Term Loan B Facility”) and (c) a $700 million revolving facility available in U.S. dollars, Canadian dollars, euros and Australian dollars (“Revolving Credit Facility”). The U.S. dollar denominated tranche of the Term Loan B Facility was sold to investors at 98% of its principal amount, and the euro-denominated tranche of the Term Loan B Facility was sold to investors at 97% of its principal amount. The Term Loan A Facility was sold to investors at 100% of its principal amount.

The Term Loan A Facility and the Revolving Credit Facility each have a five-year term and bear interest at either LIBOR or base rate (or an equivalent rate in the relevant currency) plus 250 basis points (bps) per annum in the case of LIBOR loans and 150 bps per annum in the case of base rate loans, provided that the interest rates shall be decreased to 225 bps and 125 bps, respectively, upon achievement of a specified leverage ratio. The Term Loan B Facility has a seven-year term. The U.S. dollar-denominated tranche bears interest at either LIBOR or base rate plus 375 bps per annum in the case of LIBOR loans and 275 bps per annum in the case of base rate loans, and the euro-denominated tranche bears interest at either EURIBOR or base rate plus 450 bps per annum in the case of EURIBOR loans and 350 bps per annum in the case of base rate loans. LIBOR and EURIBOR are subject to a 1.0% floor under the Term Loan B Facility tranches. Our obligations under the Credit Facility have been guaranteed by certain of Sealed Air’s subsidiaries and secured by pledges of certain assets and the capital stock of certain of our subsidiaries.

Additionally, on October 3, 2011, we completed an offering of $750 million aggregate principal amount of 8.125% senior notes due 2019 and $750 million aggregate principal amount of 8.375% senior notes due 2021 (“Notes”). The Notes were sold to investors at 100.0% of their aggregate principal amount, and interest is payable on the Notes on March 15 and September 15 of each year, commencing March 15, 2012.

On October 3, 2011, prior to the closing of the acquisition, we used cash on hand in the amount of $263.0 million to purchase preferred stock of Diversey (the “Preferred Stock Issuance”). Diversey elected to exercise its covenant defeasance option with respect to its 10.50% senior notes due 2020 (the “DHI Notes”), and Diversey, Inc., a subsidiary of Diversey, elected to exercise its covenant defeasance option with respect to its 8.25% senior notes due 2019 (the “DI Notes”). In addition, Diversey elected to redeem 35% of the aggregate accreted value of the DHI Notes using a portion of the proceeds of the Preferred Stock Issuance, and Diversey, Inc. elected to redeem 35% of the aggregate principal amount of the DI Notes using a portion of the proceeds of the Preferred Stock Issuance that had been contributed to the equity capital of Diversey, Inc. Each such redemption occurred on November 2, 2011 (the “Equity Claw Redemption Date”).

On the Equity Claw Redemption Date, 35% of the DHI Notes were redeemed at a price of 110.50% of their accreted value, plus accrued and unpaid interest to the Equity Claw Redemption Date. Additionally, 35% of the DI Notes were redeemed at a price of 108.25% of their principal amount, plus accrued and unpaid interest to the Equity Claw Redemption Date. Following the completion of these redemptions Diversey and Diversey, Inc. notified The Depository Trust Company and Wilmington Trust (the “Trustee”) that they would be redeeming the remaining 65% of the DHI Notes and the DI Notes pursuant to the make-whole redemption provisions of the indentures governing the DHI Notes and the DI Notes. Each such redemption occurred on December 2, 2011. For purposes of these pro forma financial statements, we have treated these notes as extinguished as of the date of the acquisition.

2. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the historical financial information of Sealed Air and Diversey after giving effect to the acquisition of Diversey by Sealed Air using the acquisition method of accounting under existing generally accepted accounting principles in the United States of America, (“U.S. GAAP”), which is subject to change and interpretation and applying the assumptions and adjustments described in the accompanying notes. Sealed Air has been treated as the acquirer for accounting purposes. The acquisition accounting related to this unaudited pro forma information is dependent upon certain independent valuations and other studies that are still in process and under review by management and not yet finalized. The pro forma adjustments included herein have been made solely for the purposes of providing unaudited pro forma condensed combined financial information. Differences between the estimates reflected in this unaudited pro forma information and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future consolidated financial condition or results of operations.

The unaudited pro forma condensed combined statements of operations combine the historical results for Sealed Air and Diversey for the nine months ended September 30, 2011 and for the year ended December 31, 2010 and include pro forma adjustments as if the acquisition and related transactions had occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet combines the historical results for Sealed Air and Diversey as of September 30, 2011 and includes pro forma adjustments as if the acquisition and related transactions had occurred on September 30, 2011.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition and related transactions, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company’s financial results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of what our combined consolidated financial condition or results of operations actually would have been had we completed the acquisition at the dates indicated above. In addition, the unaudited pro forma combined financial information does not purport to project the future consolidated financial condition or results of operations of the combined company.

Also, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the costs to integrate the operations of Sealed Air and Diversey or the costs necessary to achieve these costs savings, operating synergies or revenue enhancements.

There were no material transactions between Sealed Air and Diversey during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

Some prior period as-reported amounts for Diversey have been reclassified to conform to Sealed Air’s current presentation. These reclassifications, individually and in the aggregate, had no impact on the consolidated financial statements.

Throughout this report, when we refer to “Sealed Air,” the “Company,” “we,” “our,” or “us,” we are referring to Sealed Air Corporation and all of our subsidiaries prior to the acquisition, except where the context indicates otherwise.

3. Accounting Policies

As a result of the continuing review of Diversey’s accounting policies, we have identified differences between the accounting policies of the two companies. See Note 6, “Pro Forma Adjustments” for further details of the impact on the pro forma combined financial statements resulting from conforming these accounting polices.

Before the acquisition, Diversey recorded certain equipment leased to its customers as additions to property and equipment, net, on their consolidated balance sheets and classified the costs related to this equipment as capital expenditures included in investing activities on their consolidated statements of cash flows. Sealed Air records certain equipment leased to its customers in other assets on its consolidated balance sheet and classifies the costs related to this equipment as changes in operating assets and liabilities on its consolidated statements of cash flows. As a result of conforming these policies, Diversey’s capital expenditures would have been lower by $37.3 million for the nine months ended September 30, 2011 and by $32.8 million for the year ended December 31, 2010 and, accordingly Diversey’s changes in operating assets and liabilities on its consolidated statements of cash flows would have been lower by the amounts indicated above for the respective periods. On a pro forma basis, after adjusting for conforming these policies, the combined company capital expenditures would have been $119.5 million for the nine months ended September 30, 2011 and $137.4 million for the year ended December 31, 2010.

Both companies record the cost of certain leased equipment in cost of sales on their respective consolidated statements of operations. Therefore, there was and there will be no incremental impact to the condensed combined consolidated statements of operations as a result of conforming these policies. While Diversey historically included this cost in its depreciation and amortization expense and it was a component of their earnings before interest, income taxes and depreciation and amortization (“EBITDA”)

calculation, Sealed Air does not. These costs will not be included in depreciation and amortization expense and not included in our pro forma or future calculations of EBITDA. The related cost included in cost of sales on Diversey’s consolidated statements of operations was $29.4 million for the nine months ended September 30, 2011 and $36.0 million for the year ended December 31, 2010. Currently, we anticipate this cost to be $40.0 million for the year ended December 31, 2011.

We also conformed the determination of the cost of certain of Diversey’s inventories from Last-In, First-Out (“LIFO”) to the First-In, First Out (“FIFO”) inventory method. This policy change did not have a material impact to the pro forma combined company’s condensed consolidated financial statements.

In addition we reclassified Diversey’s technical customer service expense from cost of sales to marketing, administrative and development expense to conform to Sealed Air’s policy for this type of expense. This policy change did not have an impact to the condensed combined consolidated statements of operations, however, it does impact the calculation of cost of sales and marketing, administrative and development expenses as a percentage of total net sales, which is presented on the condensed combined statements of operations included above.

Since we are still in the process of reviewing Diversey’s accounting policies, we may identify additional differences between the accounting policies of the two companies, that, when conformed, could have a material impact on the combined company’s consolidated financial condition or results of operations.

4. Consideration Transferred and Fair Value Estimate of Assets Acquired and Liabilities Assumed

Consideration Transferred

The following table summarizes the consideration transferred at the acquisition date.

Cash	$2,098.7
Fair-value-based measure of the portion of the SARs attributed to pre-acquisition service	53.0
31.7 million shares of Sealed Air common stock (at October 3, 2011 average price of $16.18 per share)	512.9

Total	$2,664.6

In connection with the acquisition, Sealed Air exchanged Diversey’s cash-settled stock appreciation rights and stock options that were unvested as of May 31, 2011 and unexercised at October 3, 2011 into cash-settled stock appreciation rights based on Sealed Air common stock (“SARs”). The number of SARs was determined based on the ratio of the per share merger consideration value of $24.50 and the fair value of Sealed Air’s common stock on September 30, 2011 of $16.70, or an exchange fraction of 1.46722. This resulted in 13.0 million of SARs being granted.

The fair-value-based measure of the SARs at October 3, 2011 was $104.3 million based on the assumptions as of the closing date of the acquisition. The fair value of the SARs was calculated using a Black-Scholes valuation model with assumptions with respect to each of the following variables: closing date average price; forfeiture rates; risk-free interest rates; expected volatility and a dividend yield. We included the fair value of Diversey unvested stock options converted to SARs of $53.0 million in the consideration transferred for the acquisition that was related to services rendered prior to the acquisition.

For purposes of these pro forma financial statements, we calculated pro forma adjustments for compensation expense related to the SARs of $10.5 million for the nine months ended September 30, 2011 and $16.5 million for the year ended December 31, 2010 using the same assumptions mentioned above as of the closing date of the acquisition, except that we have excluded an estimate of the compensation expense that would have been related to certain executives whose employment was not retained by Sealed Air. This expense is included in marketing, administrative and development expense on the condensed combined statements of operations. The assumptions reflected a closing date average price of $16.18, over the remaining weighted-average vesting period of 1.92 years. Since these SARs are settled in cash, the amount of the related future expense will fluctuate based on the forfeiture activity and the changes in the assumptions used in the Black-Scholes valuation model which include: Sealed Air’s stock price; forfeiture rates; risk-free interest rates; expected volatility and a dividend yield. In addition, once vested, the related expense will continue to fluctuate due to the changes in the assumptions used in the Black-Scholes valuation model for any SARs that are not exercised until their respective expiration dates, the last of which is currently in March 2021.

Fair Value Estimate of Assets Acquired and Liabilities Assumed

At the effective date of the acquisition, the assets acquired and liabilities assumed are required to be measured at fair value. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

Net assets acquired (liabilities assumed):
Cash and cash equivalents	$109.3
Restricted cash	6.3
Receivables, net	583.8
Receivables — related parties	8.8
Inventories(a)	308.1
Current deferred tax assets(b)	102.8
Other current assets	165.2
Property and equipment, net(c)	423.3
Intangibles assets(d)	1,569.9
Non-current deferred tax assets(b)	78.6
Other assets, net	184.9
Short-term borrowings(e)	(55.1)
Accounts payable	(310.0)
Accounts payable — related parties	(27.8)
Other current liabilities	(457.2)
Long-term debt, less current portion(e)	(1,648.8)
Non-current deferred tax liabilities(b)	(630.8)
Other liabilities	(372.8)

Total net assets acquired	$38.5
Goodwill	2,626.1

Total consideration	$2,664.6

Our fair value estimate of assets acquired and liabilities assumed is pending completion of several elements, including the finalization of an independent appraisal and valuations of fair value of the assets acquired and liabilities assumed and final review by our management. The primary areas that are not yet finalized relate to the fair value of receivables, net and payables, certain tangible assets acquired and liabilities assumed, the valuation of property and equipment, the valuation of intangible assets acquired, the valuation of the SARs, environmental and legal reserves, favorable or unfavorable contracts, leases or commitments and income and non-income based taxes. Accordingly, there could be material adjustments to depreciation and amortization expense related to the valuation of property and equipment and intangible assets acquired and their respective useful lives among other adjustments. The final determination of the assets acquired and liabilities assumed will be based on the established fair value of the assets acquired and the liabilities assumed as of the acquisition date. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values and resulting goodwill may differ significantly from what is reflected in these unaudited pro forma condensed combined financial statements.

The following information provides further details about the estimated net step-up in fair value and/or the estimated fair value at the acquisition date for some key balance sheet items.

(a)	Inventories

Estimated net step-up in fair value	$11.6
Increase due to change from LIFO to FIFO	5.5

Total pro forma adjustment	$17.1

As of the effective date of the acquisition, inventory is required to be measured at fair value. Raw materials are valued at current replacement costs which approximate their carrying value. Work-in-process inventory was considered immaterial and fair value approximated carrying values. The preliminary fair values for finished goods inventory were determined based on estimated selling prices less the sum of (a) costs of disposal and (b) a reasonable profit allowance for the selling effort of Sealed Air. The method used was the comparative sales method, which is based upon the expected selling price of a manufacturer’s finished goods inventory to customers.

(b)	Deferred taxes

In connection with the acquisition of Diversey, we acquired the stock of Diversey and therefore inherited the historical tax bases of its assets and liabilities, as well as its other tax attributes. As a result, we established deferred tax assets and liabilities with respect to the net step-up to fair value of assets and liabilities other than goodwill. Other adjustments related to tax uncertainties, valuation allowances and other matters are not included in these pro forma financials statements, but once these adjustments are identified, we will revise the deferred tax assets and liabilities as necessary. Also, any adjustments to our estimate of assets acquired and liabilities assumed may result in a change to our deferred tax assets and liabilities.

(c)	Property and equipment, net

	Estimated Net Step-up in Fair Value	Estimated Average Useful Lives (Years)
Land	$53.2	—
Buildings and building improvements	4.1	15.0
Machinery and equipment	21.5	10.0
Fixed assets — other	12.4	2.0 – 4.0

Total	$91.2

We also reclassified $74.4 million related to certain Diversey customer equipment from property and equipment, net, to other assets to conform to Sealed Air policy as discussed in Note 3, “Accounting Policies.” As a result the total pro forma adjustment to property and equipment, net was $16.8 million.

As of the effective date of the acquisition, property and equipment is required to be measured at fair value, unless those assets are classified as held-for-sale on the acquisition date. The fair value can be estimated using a market approach (such as the sales comparison approach), an income approach (such as the income capitalization method) or a cost approach (such as replacement cost new method). As part of the appraisal process for real estate (land, buildings and building improvements), a reconciliation of all value indications was performed which resulted in the cost approach being the primary valuation methodology selected. For personal property (machinery and equipment and fixed assets – other) the cost approach was also the primary approach selected and the market and income approaches were also used, as applicable. For purposes of these unaudited pro forma condensed combined financial statements a fair value adjustment to property and equipment has been made by obtaining an understanding of the nature, amount and type of Diversey property and equipment as of October 3, 2011. The estimated net step-up in fair value is preliminary and subject to change.

(d)	Intangible assets

	Estimated Fair Value	Estimated Weighted Average Useful Lives (Years)
Customer relationships	$1,019.2	13.0
Trademarks and tradenames	317.3	indefinite
Technology (1)	187.8	5/indefinite
Contracts	45.6	5.5

Total	$1,569.9

(1)	Includes software, in-process research and development, patents and trade secrets.

For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all intangible assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets, but it is not assumed that any revenue enhancements or synergies will be achieved. The consideration of revenue enhancements and synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

The preliminary fair value of intangible assets was determined primarily using the “income method,” which utilizes financial forecasts of all expected future net cash flows. Some of the more significant assumptions used in the development of intangible asset values, include: the amount and timing of projected future cash flows (including net sales, cost of sales, marketing, administrative and development expenses and working capital); the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, as well as other factors. The fair values of the intangible assets included above are preliminary and subject to change.

Diversey’s historical intangibles, net, including capitalized software, balance of $242.1 million as of September 30, 2011 was eliminated. As a result, the total pro forma adjustment to intangibles, net was $1,327.8 million.

(e) See footnotes (O) and (R) of Note 6, “Pro Forma Adjustments,” for details of the fair value of Diversey’s debt.

6. Pro Forma Adjustments

Statements of Operations Adjustments

The unaudited pro forma condensed combined statements of operations include preliminary pro forma adjustments that are expected to have a continuing impact on the combined company’s consolidated financial results. Below are the pro forma adjustments on a pre-tax basis. We have also presented the estimated diluted net earnings per common share impact of the pro forma adjustments that will have a continuing impact on the consolidated statements of operations. The diluted net earnings per common share impact is based on the post-tax impact of the pro forma adjustment divided by the pro forma diluted weighted average number of common shares of 209.2 million for the nine months ended September 30, 2011 and 208.4 million for the year ended December 31, 2010.

The most significant areas of the condensed combined statements of operations that are not yet finalized include the depreciation and amortization expense associated with the valuation of property and equipment and their remaining useful lives, the valuation of intangible assets acquired and their remaining useful lives, the compensation expense related to the SARs and income and non-income based taxes. Accordingly, there may be material adjustments to depreciation and amortization expense on the combined statement of operations for the related property and equipment and intangible assets. Depreciation and amortization expense and compensation expense are included in both cost of sales and marketing, administrative and development expense on our consolidated statements of operations. On a pro forma combined company basis, total depreciation and amortization expense was $245.7 million (including $107.8 million of amortization expense of intangible assets) in the nine months ended September 30, 2011 and was $339.0 million (including $144.9 million of amortization expense on intangible assets) in the year ended December 31, 2010.

We have made no pro forma adjustment to the statements of operations for the net step-up in the fair value of inventories as the impact would be one-time in nature and not have a continuing impact on the combined statements of operations.

(A) To reflect the following adjustments to cost of sales:

	Nine Months Ended September 30, 2011			Year Ended December 31, 2010
	Pre-tax Adjustment	Diluted Net Earnings per Common Share Impact		Pre-tax Adjustment	Diluted Net Earnings per Common Share Impact
Additional depreciation expense on the net step-up in fair value of property and equipment	$1.6	$(0.01	)(1)	$2.2	$(0.01	)(1)
Reclassify Diversey’s technical customer service expense from cost of sales to marketing, administrative and development expense to conform to Sealed Air’s policy	(105.5)	N/A		(122.3)	N/A

Total pro forma adjustment	$(103.9)			$(120.1)

(1)	Diluted net earnings per common share impact is net of taxes of $0.1 million for the nine months ended September 30, 2011 and $0.1 million for the year ended December 31, 2010.

(B) To reflect the following adjustments to marketing, administrative and development expenses:

	Nine Months Ended September 30, 2011			Year Ended December 31, 2010
	Pre-tax Adjustment	Diluted Net Earnings per Common Share Impact		Pre-tax Adjustment	Diluted Net Earnings per Common Share Impact
New amortization expense based on the fair value of intangible assets acquired	$100.3	$(0.41	)(1)	$133.7	$(0.55	)(1)
Incremental compensation expense related to SARs (2)	10.5	(0.05	)(3)	16.5	(0.07	)(3)
Additional depreciation expense on the net step-up in fair value of property and equipment	2.8	(0.01	)(4)	3.7	(0.02	)(4)
Eliminate Diversey’s historical amortization expense on intangible assets	(26.7)	N/A		(36.1)	N/A
Eliminate Diversey’s historical charges related to a prior consulting agreement with CD&R (4)	(4.0)	N/A		(5.3)	N/A
Reclassify Diversey’s technical customer service expense from cost of sales to marketing, administrative and development expense to conform to Sealed Air’s policy	105.5	N/A		122.3	N/A

Total pro forma adjustment	$188.4			$234.8

(1)	Diluted net earnings per common share impact is net of taxes of $14.3 million for the nine months ended September 30, 2011 and $19.1 million for the year ended December 31, 2010.
(2)	See Note 4, “Consideration Transferred and Estimate of Assets Acquired and Liabilities Assumed” for further details on how these amounts were calculated.
(3)	Diluted net earnings per common share impact is net of taxes of $0.6 million for the nine months ended September 30, 2011 and $1.1 million for the year ended December 31, 2010.
(4)	In connection with the acquisition, the private equity firm Clayton, Dubilier & Rice (“CD&R”) canceled its consulting agreement to provide certain management, consulting, advisory, monitoring and financial services to Diversey. The amounts above represent the costs related to services provided from this agreement. Since this agreement has been canceled upon the closing of the acquisition, the related costs have been eliminated from the pro forma combined statements of operations for all periods presented as the cancellation was directly related to the acquisition and will not have a continuing impact on the combined company’s statements of operations.

(C) Eliminate expenses incurred as of September 30, 2011 in connection with the acquisition that will not have a continuing impact on the statement of operations. These expenses include transaction and integration costs directly related to the acquisition of Diversey and primarily consist of financing commitment, legal, regulatory, appraisal fees and consulting fees.

(D) To reflect the following adjustments to interest expense:

	Nine Months Ended September 30, 2011			Year Ended December 31, 2010
	Pre-tax Impact	Diluted Net Earnings per Common Share Impact		Pre-tax Impact	Diluted Net Earnings per Common Share Impact
Interest expense on new financing as described above:
Senior secured credit facilities(1):
Term A Facility	$(23.2)			$(30.7)
Term B Facility	(45.9)			(61.2)
Notes	(92.8)			(123.8)

Sub total	(161.9)			(215.7)
Amortization of capitalized debt issuance costs and original issuance discount on new financing(2)	(15.9)			(21.1)

Total interest expense on new financing	$(177.8)	(0.84	)(3)	$(236.8)	$(1.12	) (3)

Elimination of interest expense on Diversey’s debt retired including accrued interest, amortization of debt issuance costs and original issuance discount:
Diversey Credit Facility	$37.6			72.9
Diversey Inc. 8.25% Senior Notes due 2019	25.7			34.1
Diversey Holdings, Inc. 10.5% Senior Notes due 2020	25.5			29.2
Japanese Working Capital Agreement	0.8			1.1

Sub total	89.6			137.3

Total pro forma adjustments	$(88.2)	N/A		$(99.5)	N/A

(1)	The interest expense included above reflects an interest rate of 3% for Term Loan A Facility borrowings and 5% for Term Loan B Facility borrowings. A hypothetical 1/8% increase or decrease in the interest rates on the senior secured credit facilities would result in a $2.7 million increase or a $1.4 million decrease in annual interest expense.

(2)	Reflects the amortization of original issuance discounts of $14.8 million on the Term B Facility in the nine months ended September 30, 2011 and $19.5 million in the year ended December 31, 2010. Also includes $1.1 million in the nine months ended September 30, 2011 and $1.6 million in the year ended December 31, 2010 of amortization of capitalized debt issuance costs for the senior secured credit facilities and the Notes. This amortization was calculated using the effective interest rate method.
(3)	Diluted net earnings per common share impact is net of taxes of $3.0 million for the nine months ended September 30, 2011 and $3.9 million for the year ended December 31, 2010.

(E) To reflect the elimination of foreign currency exchange gains resulting from foreign currency forward contracts we entered into in connection with the closing of the acquisition.

(F) To reflect the estimated income tax effect on the pro forma adjustments for the nine months ended September 30, 2011 and for the year ended December 31, 2010:

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Estimated blended effective income tax rate	44.3%	48.3%

This adjustment reflects an estimate of the tax impacts of the acquisition on the pro forma condensed combined statements of operations, primarily related to the additional interest expense associated with the incremental debt to finance the acquisition and the estimated incremental depreciation and amortization expense from the net step-up in fair value in property and equipment and intangible and other assets. We did not take into account any possible changes in valuation allowance assumptions as a result of the acquisition or other possible reorganization transactions. For example, because the combined company on a pro forma basis would have had pre-tax losses in the U.S. in both the nine months ended September 30, 2011 and the year ended December 31, 2010, we assumed a full valuation allowance for these periods and did not reflect any tax benefit in connection with those losses, consistent with the historical approach used by Diversey in its consolidated financial statements.

Although not reflected in these unaudited pro forma condensed combined financial statements, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including repatriation decisions, cash needs and the geographical mix of income.

(G) To reflect the issuance of 31.7 million shares that were issued to former Diversey stockholders as part of the consideration for the acquisition.

Balance Sheet Adjustments

(H) To reflect the following adjustments to cash and cash equivalents:

Net cash received from the borrowings under the senior secured credit facilities and the issuance of the notes, net of $126.6 of financing related fees(1)	$3,654.3
Cash consideration for the acquisition	(2,098.7)
Retirement of Diversey’s debt at fair value (see footnotes O and R below)	(1,685.7)
Advisory and professional fees directly related to the acquisition paid at closing	(51.3)

Total pro forma adjustment	$(181.4)

(1)	Reflects fees, expenses and discounts associated with the financing of the Transactions. Included in this amount are $6.6 million of capitalized debt issuance costs related to non-lender fees recorded in other assets, net (see footnote D below) and $120.0 million related to lender fees and original issuance discounts (see footnote O below).

(I) To reflect adjustments to inventories, net, discussed in Note 4, “Consideration Transferred and Fair Value Estimate of Assets Acquired and Liabilities Assumed.”

(J) To reflect adjustments to deferred taxes discussed in Note 4, “Consideration Transferred and Fair Value Estimate of Assets Acquired and Liabilities Assumed.”

(K) To reflect the elimination of capitalized debt issuance costs on Diversey’s debt retired at closing.

(L) To reflect adjustments to property and equipment discussed in Note 4, “Consideration Transferred and Fair Value Estimate of Assets Acquired and Liabilities Assumed.”

(M) To reflect the following adjustments to goodwill:

Excess of the purchase price over the fair value of net assets acquired from Diversey	$2,626.1
Elimination of Diversey’s historical goodwill balance	(1,263.0)

Total pro forma adjustment	$1,363.1

(N) To reflect adjustments to intangibles, net, discussed in Note 4, “Consideration Transferred and Fair Value Estimate of Assets Acquired and Liabilities Assumed.”

(O) To reflect the following adjustments to other assets.

Reclassification of certain Diversey equipment leased to customers to other assets from property and equipment (See Note 3, “Accounting Policies,” for further details)	$74.4
Capitalized debt issuance costs related to non-lender fees on the borrowings under our senior secured credit facilities and the issuance of the Notes	6.6
Other adjustments related to the estimate of fair value of other assets	0.9
Elimination of capitalized debt issuance costs on Diversey’s debt retired at closing	(43.5)
To reflect the funded status of Diversey’s defined benefit pension plans	(7.5)

Total pro forma adjustment	$30.9

(P) To reflect the retirement of the short-term portion of Diversey’s Credit Facility at fair value.

(Q) To reflect the retirement of the current portion of Diversey’s long-term debt at fair value.

(R) To reflect the following adjustments to other current liabilities:

To reflect the liability for share-based compensation to be paid out in connection with the acquisition	$35.3
Other adjustments related to the estimate of fair value of other current liabilities	3.0
To reflect the elimination of accrued interest on Diversey’s long-term debt retired at fair value	(24.1)

Total pro forma adjustment	$14.2

(S) To reflect the following adjustments to long-term debt:

Gross proceeds from U.S. dollar equivalent of new financing (1):
Senior secured credit facilities
Term A Facility due 2016	$1,095.6
Term B Facility due 2018	1,185.3
Notes	1,500.0

$3,780.9
Total discounts and lender costs on new financing (2)	(120.0)

Net proceeds from long-term debt	$3,660.9

Adjustment to reflect Diversey’s debt at fair value retired at closing	$205.2

Retirement of Diversey’s debt at fair value:
Diversey Credit Facility	$(809.7)
Diversey Inc. 8.25% Senior Notes due 2019 at fair value	(490.2)
Diversey Holdings, Inc. 10.5% Senior Notes due 2020 at fair value	(348.9)

(1,648.8)

Total pro forma adjustment	$2,217.3

(1)	Included in our senior secured credit facilities is a $700.0 million equivalent Revolving Credit Facility. The senior secured credit facilities replaced our global credit facility and our European Credit Facility. We did not utilize our Revolving Credit Facility to fund the cash consideration for the acquisition.
(2)	Includes original issuance discounts of $27.7 million and lender costs of $92.3 million, including fees related to our Revolving Credit Facility.

(T) To reflect the following adjustments to other liabilities:

To reflect the liability for the portion of the SARs included as part of the consideration for the acquisition	$53.0
To reflect the funded status of Diversey’s defined benefit plans	40.9
To reflect the fair value of deferred revenue	(4.8)
Other adjustments related to the estimate of fair value of other liabilities	(4.6)

Total pro forma adjustment	$(84.5)

(U) To reflect the following adjustments to total stockholders’ equity and Diversey contingently redeemable shares and equity awards:

Value of 31.7 million shares of Sealed Air common stock at closing issued to former Diversey stockholders	$512.9
Elimination of Diversey’s historical stockholders’ equity and contingently redeemable shares and equity awards	(543.4)
Sealed Air advisory and professional fees directly related to the acquisition	(27.9)

Total pro forma adjustment	$(58.4)

(c) Exhibits

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Diversey.

99.1	Audited historical consolidated financial statements of Diversey as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and the related notes.

99.2	Unaudited historical condensed consolidated financial statements of Diversey as of and for the nine months ended September 30, 2011 and 2010 and the related notes.

99.3	Press release dated December 19, 2011 presenting supplemental information in connection with this Form 8-K/A

99.4	Diversey Business

99.5	Diversey Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.6	Unaudited historical condensed consolidated financial statements of Diversey as of and for the six months ended July 1, 2011 and 2010 and the related notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Jeffrey S. Warren
Name:	Jeffrey S. Warren
Title:	Controller (Duly Authorized Executive Officer and Chief Accounting Officer)

Dated: December 19, 2011

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Diversey.

99.1	Audited historical consolidated financial statements of Diversey as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and the related notes.

99.2	Unaudited historical condensed consolidated financial statements of Diversey as of and for the nine months ended September 30, 2011 and 2010 and the related notes.

99.3	Press release dated December 19, 2011 presenting supplemental information in connection with this Form 8-K/A

99.4	Diversey Business

99.5	Diversey Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.6	Unaudited historical condensed consolidated financial statements of Diversey as of and for the six months ended July 1, 2011 and 2010 and the related notes.